Exhibit 99.1

VIAVID
communications simplified.

Kandi Technologies Group, Inc.

Second Quarter 2017 Financial Results

August 9, 2017

C O R P O R A T E P A R T I C I P A N T S

Hu Xiaoming, Chairman, Chief Executive Officer

Bing Mei, Chief Financial Officer

Kewa Luo, Manager, Investor Relations

C O N F E R E N C E C A L L P A R T I C I P A N T S

Robert Lempert, Robert Lempert Co.

Karl Scherer, Rang Ring Consulting Institute

Ted Schwartz, Private Investor

Harold Gaboury, Private Investor

Steve Miller, Private Investor

Li Gao, Private Investor

Arthur Porcari, Corporate Strategies

Michael Pfeffer, Oppenheimer

Mark Miller, Private Investor

Walter Hill, Carty & Company

Frank Blatterman, Private Investor

P R E S E N T A T I O N

Operator:

Greetings, and welcome to the Kandi Technologies Second Quarter 2017 Financial Results Call. At this time, all participants are in a listen-only mode. A question-and-answer session will follow the formal presentation. If anyone should require Operator assistance during the conference, please press star, then zero on your telephone keypad. As a reminder, this conference is being recorded.

I would now like to turn the conference over to your host, Kewa Luo, IR Manager. Please go ahead.

Kewa Luo:

Thank you, Operator. Hello everyone and welcome to Kandi Technologies Group’s Second Quarter 2017 Earnings Call. The Company distributed its earnings press release earlier today and you can find a copy on Kandi’s website at www.kandivehicle.com.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only. 1-888-562-0262 1-604-929-1352 www.viavid.com

1

With us today are Kandi’s Founder, Chairman and Chief Executive Officer, Mr. Hu Xiaoming, and Chief Financial Officer, Mr. Bing Mei. Both will deliver prepared remarks followed by a question and answer session.

Before we get started, I’m going to review the Safe Harbor statement regarding today’s conference call. Please note that the discussions today will contain forward-looking statements made under the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995. Forward-looking statements involve inherent risks and uncertainties. As such, the Company’s future results may differ materially from the views expressed today. Further information regarding these and other risks and uncertainties are included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2016 and in other documents filed with the US Securities and Exchange Commission. Kandi does not assume any obligation to update any forward-looking statements except as required under applicable law.

As a reminder, this conference call is being recorded. In addition, an audio webcast of this conference will be available on Kandi’s investor relations website.

I will now turn the call over to Kandi’s Founder, Chairman and CEO, Mr. Hu Xiaoming.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Greetings to all the participants. Thank you for joining our second quarter 2017 earnings call. Today we will discuss our second quarter financial results. The detailed financial information will be delivered by our CFO, Mr. Mei later in the conference call.

Twenty seventeen has been a challenging year for Kandi due to the various (inaudible) constant confusion surrounding the subsidy heavily impacted the Company’s business last year, and we have been trying to regain the momentum this year. The Management team is working hard to explore better growth opportunities. Despite second quarter losses, we have been talking with several strategic investing partners. Kandi Vehicles estimated value now has exceeded RMB 4 billion. The Management team will actively seek strategic investors based upon this estimated value to increase its competitive advantages. The efforts the Company has made will lay a solid foundation to achieve strong business results.

Now, I would like to turn the call to our Chief Financial Officer, Mr. Bing Mei to give you more details on our financial highlights.

Bing Mei:

(Chinese spoken)

Kewa Luo:

Thank you, Mr. Hu, and hello to everyone on this call. I would like to provide a brief overview of our financial results for the second quarter of 2017. Please note that all the numbers I will discuss today are in U.S. dollars unless otherwise noted.

First, let me walk you through second quarter financial results.

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2

Bing Mei:

(Chinese spoken)

Kewa Luo:

Total net revenues for the second quarter were $27.3 million, a decrease of 50.5% from total net revenues of $55.2 million for the same quarter of 2016. The decrease in revenues was mainly due to a decrease in EV part sales during this quarter. The decrease in revenue was primarily due to the decrease in sales volume. The confusion surrounding the subsidy heavily impacted the Company’s business last year, and now we are still trying to recover; therefore, the second quarter wasn’t in the normal production pace.

EV part sales were approximately $26.2 million for the second quarter of 2017, or 95.9% of our total net revenues, a decrease of $27.6 million or 51.3% compared with the same quarter of 2016.

Bing Mei:

(Chinese spoken)

Kewa Luo:

Gross profit for the second quarter was $3.8 million, a decrease of 55.6% from $8.5 million for the same quarter of 2016. Gross margin decreased to 13.7% in the second quarter as compared to 15.3% in the same quarter of 2016. The decrease in our gross margin was mainly due to the decreased selling prices of batteries to the JV company in the three months ended June 30, 2017 and an increase in manufacturing overhead per unit because of decreased sales volume offset by decreased raw material purchase prices during the period, and the increased gross margin off off-road vehicles from export sales.

Bing Mei:

(Chinese spoken)

Kewa Luo:

Total operating expenses in the second quarter were $7.1 million compared with total operating expenses of $10.8 million in the same quarter of 2016. The decrease in total operating expenses was largely due to a decrease of $6.3 million of stock award expense offset by an increase of $4.6 million of R&D expenses in the second quarter of 2017.

Bing Mei:

(Chinese spoken)

Kewa Luo:

Net loss was $11.6 million in the second quarter compared with net income of $2.8 million in the same quarter of 2016. The negative change was primarily attributable to the losses from the JV company and significantly increased research and development expenses of approximately $5.1 million. Non-GAAP net loss in the second quarter was $9.5 million, a negative change of 190.6% from non-GAAP net income of $10.5 million in the same quarter of 2016. The decrease in non-GAAP net income was due to the JV company’s net losses and significantly increased research and development expenses made in an effort to prepare the Company for future business growth.

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3

Bing Mei:

(Chinese spoken)

Kewa Luo:

Let me now touch on the JV company’s financials. In the second quarter of 2017, the JV company sold 365 units of EV products. For the second quarter 2017, the JV company’s net sales were $18.7 million. Gross loss was $1.5 million and net loss was $14.6 million. We are accounting for our investment in the JV company under the equity method of accounting because we have a 50% ownership interest in the JV company. As a result, we recorded 50% of the JV company losses for a total loss of $7.3 million for the second quarter of 2017. After eliminating inter-entity profits and losses, our share of the JV company’s after-tax loss was $8.7 million for this quarter.

Bing Mei:

(Chinese spoken)

Kewa Luo:

Next, I will review the Company’s cash flow. For the first half year of 2017, cash used in operating activities was $1.7 million as compared to $3.7 million for the same period of last year. The major operating activities that provided cash for the first half year of 2017 were a decrease in advances to suppliers and prepayments and the prepaid expenses of $23.9 million, and an increase in accounts payable of $25 million. The major operating activities that used cash for this period were a net loss of $35.7 million and an increase in amounts due from the JV company of $21.9 million.

Bing Mei:

(Chinese spoken)

Kewa Luo:

For the first half year of 2017, cash provided by investing activities were $3.4 million as compared to cash provided by investing activities of $5.2 million for the same period of last year. The major investing activity that provided cash for the first half year of 2017 was a decrease in short-term investments of $4.5 million. The major investing activities that used cash in this period were $1.0 million of purchases of construction in progress.

Bing Mei:

(Chinese spoken)

Kewa Luo:

For the first half year of 2017, cash used in financing activities was $6.6 million as compared to cash provided by financing activities of $1.7 million for the same period of last year. The major financing activities that provided cash for the first half of 2017 were the proceeds from notes payable of $5.7 million and the proceeds from short-term bank loans of $14 million. The major financing activities that used cash for this period were $17 million of repayments of short-term bank loans and $9.3 million of increase in restricted cash for issuing notes payable.

Bing Mei:

(Chinese spoken)

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4

Kewa Luo:

Thank you. Now we can take some questions. Operator?

Operator:

Thank you. At this time, we will be conducting a question-and-answer session. If you would like to ask a question, please press star, one on your telephone keypad. A confirmation tone will indicate your line is in the question queue. You may press star, two if you would like to remove your question from the queue. For participants using speaker equipment, it may be necessary to pick up your handset before pressing the star keys.

Our first question today comes from Robert Lempert of Robert Lempert Co. Please go ahead.

Robert Lempert:

Good morning. The K17A looks very nice, but my question has to do, can you update our subsidy payments? How much is still owed to the JV for 2015 and ’16, and any estimate of future payments?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The payment received in April only covers the partial sales in 2015. There will be an annual settlement afterwards. In terms of when we are going to receive the rest, the rest of 2015 and 2016, we are not too sure. As you know, the government has their own payment schedule, but as far as I know, the process should start soon and there should be probably around RMB 400 million left that we should be receiving for 2015. In terms of the schedule for 2016, we haven’t received any notice yet.

Robert Lempert:

Okay, thank you.

Kewa Luo:

Thank you.

Operator:

The next question comes from Karl Scherer of Rang Ring Consulting. Please go ahead.

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5

Karl Scherer:

Good morning or good evening. I have two questions. One is with all the problems Kandi has encountered recently, this China subsidy, why hasn’t Kandi, who does have a long history of exporting offroad vehicles before EVs, started exporting EVs yet?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

China is the world’s fastest growing and largest EV market. The government has estimated that by 2020, China’s EV market will reach 5 million EV units. Kandi is the front runner of China’s renewable energy vehicles despite the current difficult situation regarding to the government subsidy temporary delay, but the opportunities and potentials ahead are still huge. Of course, when the time is ready and the conditions are allowed, we will consider expanding our footprint in the overseas market, including our MPT program as well.

Karl Scherer:

I see, thank you. Talking about the vast growth potential in China, there have been recent articles in China about BAIC being the largest car share company in China with 8,000 vehicles on the road. No mention is being made anywhere about Kandi, the Kandi joint venture, or ZZY who, I believe, have at least 12,000 vehicles on the road alone in Hangzhou, and also there seems to be a new government guideline out there which pretty much copies Mr. Hu’s visionary car sharing concept for the microbus, even uses the word microbus, and no mention is made of Kandi once more. So, is Kandi being disenfranchised or is Kandi still in the middle of this movement, and why are we not hearing about all these partnerships that have been announced over the years? We don’t hear any news about more deployments of more vehicles to any of these partners in various cities.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Okay. This is a very good question. As I keep mentioning earlier, last year we were heavily impacted by the subsidy delay and now the matter has been solved. However, I have to say we are still recovering. There is a TV program featured in CCTV. CCTV is a very prestigious TV station in China. On July 28, there is a segment about ZZY MPT program aired. You probably haven’t seen it. This has been broadcast nationwide, so it doesn’t mean that you didn’t read the news that our program hasn’t been mentioned in the media in China. As I mentioned, during this year, we’re still recovering, and I believe that with the gradual recovering in the production and sales, we are going to catch up with other peers.

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6

You mentioned that there are about 8,000 EV from BAIC on the road. Up to today, there are about 30,000 of our vehicles running on the road, and from 2013 to 2015 Kandi always has been the first in China in terms of pure EV. I believe that next year we are going to become the leading players in this industry again.

Karl Scherer:

Thank you. I’m not doubting that we have 30,000 vehicles on the road. I was just wondering why do we not hear about it and read only about BAIC and such, and also why are we having no updates on the various partner cities that have contracts for 10, 20 or 30,000 vehicles to be deployed?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I already said, on the July 28 CCTV, as the signature TV station in China has specially featured. That has indicated that we are in the process of recovering.

Karl Scherer:

Okay, thank you.

Kewa Luo:

Thank you.

Operator:

The next question is from Ted Schwartz, a private investor. Please go ahead.

Ted Schwartz:

Recently, the China news has had articles about two new Kandi EVs. One is the upgrade K17AS, which the Company did put out a PR about last week, and the second called Spyshot, an EV that was apparently patented. It’s the K23. Is the K23 what you’re going to be producing in Hainan, or can you at least tell us something about the K23 and how come you decided to actually get a patent on that particular car?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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7

Kewa Luo:

The K23 as the midtier pure electric vehicle is designed for our targeted market with innovative built-in technology and state-of-the-art body and interior design to meet the preferences and demand of today’s customers. In November last year, we filed an application of patent for exterior design of EV model K23 with the Chinese government. This year in July 14, this patent application was approved by the State Intellectual Property Office and the patent was granted to us. We expect that this new model will be well received by the public and will become a new revenue growth engine for our business going forward; and yes, this model will be manufactured at Hainan facility.

Ted Schwartz:

Well, thank you for that. The K17AS has gotten a lot of favorable publicity. What’s Mr. Hu’s expectation, and I did notice that they also had the battery exchange the same as BAIC did. Is there some kind of connection with—or are we getting back into the battery exchange process?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

I think there was some misunderstanding regarding to our battery exchange. Since the very beginning, we always have had this battery quick battery exchange installed in all EV models. Because recently this battery exchange caused confusion by the government, so it’s not that right now we return to the battery exchange game, and as you can see right now, companies including BAIC also start using very similar technologies, so I believe this is going to be ultimate path for electric vehicles, and in the future this is going to be more and more popular and get acknowledged by the customers, and going to be very beneficial for the EV development.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The fact that even BAIC right now using this kind of technology of quick battery exchange indicates that what we have created is very good and useful, so I believe that we are going to be quickly returning to our leading position in the EV sector.

Ted Schwartz:

All right. One last thing here. Everybody is aware of the problems that the Company has had over the last year or so, but I think it would be important to mention that in the first quarter of this year, that you only did $4.3 million in revenue. The second quarter, they did $27.3 million in revenue. Do you expect to continue substantial increases in revenue in the third and fourth quarter?

Kewa Luo:

(Chinese spoken)

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8

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

In the first two quarters, apparently we have been losing, but I am very confident that this year, we are going to break even. For the rest of the year, we should have very modest sales, but in terms of exact numbers, I don’t feel comfortable to disclose now.

Ted Schwartz:

Okay, did you just say that you expect breakeven for the year? Is that what you just said, Kewa?

Kewa Luo:

Excuse me, say one more time?

Ted Schwartz:

Did Mr. Hu say he expects to break even for the year? Is that what he said?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Yes, based on our plans, by the end of the year we should have some surprise for the shareholders.

Ted Schwartz:

Okay.

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

But, I don’t want to promise right now and under deliver. I want to wait until we deliver results, then everyone will see what we have been planning and been doing.

Ted Schwartz:

Okay, thank you.

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Kewa Luo:

Thank you.

Operator:

The next question is from Harold Gaboury, a private investor. Please go ahead.

Harold Gaboury:

Yes, hello. As recently as quarter one, China government has been projecting the start of carbon credit trading by the first half of this year. Do you have any updates on both the time in general and the Kandi participation in particular?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The carbon trading is the development plan confirmed by the central government, I have heard—rumor says that by the end of this month, there should be some procedures to be released, but I’m not sure. However, I believe that the trials will start in 2018. This will surely benefit the renewable energy industry and provide favorable policy support in Kandi’s business growth.

Harold Gaboury:

Thank you, Mr. Hu, and thank you everyone.

Kewa Luo:

Thank you.

Operator:

The next question is from Steve Miller, a private investor. Please go ahead.

Steve Miller:

Good morning or good evening. I’ve got two questions. The first one is with all the recent acquisitions that Li Shufu has been making globally, there seems to be a distinct feeling that he is in no great rush for the Kandi JV to become a top priority for growth. If there is any truth in that speculation or understanding, is there any way that Kandi can acquire part of Geely and Li Shufu’s position and regain control of the JV? Presumably that would be very significant once the JV becomes profitable again, to the extent that Kandi could then consolidate revenues, being over 50% owned. Thanks.

Kewa Luo:

(Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Our cooperation with Geely has always been very close. The development of the JV company is also very important to Mr. Li, our partner, and of course JV company is not their priority, that’s for sure, because Geely has a lot of other businesses. In terms of acquiring more JV equity, for now I don’t see it’s unnecessary, but going forward for the growth of the JV company, there might be other investors to be part of it. By the time—when the time is ready, maybe the equity restructuring will be necessary, but for now we don’t have any plans yet.

Steve Miller:

Okay, and then my second question is, in today’s press release you shared a valuation for Kandi. Can you share what that calculation or determination was based on? Thank you.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

This estimate value is based on the conversations we have had with several investment partners, so regarding to how this is being calculated, it will be disclosed when the time is right.

Steve Miller:

That’s all, thank you.

Kewa Luo:

Thank you.

Operator:

The next question is from Li Gao, a private investor. Please go ahead.

Li Gao:

Good morning, good afternoon, good evening. I had two questions. The first one is about the K12. Recently we have seen several Chinese media articles about the Rugao factory. It has been noted that many of the EVs being made are K12, but primarily the color is red, not the green and white color which ZZY usually has. Can you please tell us who are the buyers of these cars?

(Chinese spoken)

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11

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Our K12 model comes with many colors to meet different customers’ preferences. Probably there are seven colors in total, so I guess the picture you have seen is just red and maybe the photographer only liked to take the pictures of the red cars, but that’s just one of the seven colors for the K12.

Li Gao:

(Chinese spoken) My second question is about the JV manufacturing license. Could you please give us some update how is the progress, so when do you expect which JV will sell the license? (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

In terms of license approval process, actually Kandi is waiting in the 16th place in this process, and so far the government, the National Development and Reform Commission has granted 15 manufacturers the license, so we are basically the next one to receive. However, recently they have been conducting a comprehensive inspection in valuation of the companies’ R&D, trial production, manufacturing capability, so these have caused to temporarily halt granting license process, and we are expecting this to be finished by October 31 of this year. If everything goes right, after October 31 the process will be resumed, and during the last two months I have been very actively talking with the government, and the conversation I believe I have had with them is very effective, and they also promised me that once the process is resumed, we should be the next one to be granted the license. So of course, we are going to expect some delays, but it shouldn’t be impacting that much in getting the manufacturing license.

Li Gao:

I have another question. I read a lot of news on the website. Because of the Beijing Winter Olympics in 2022, the government are pushing very hard to convert the traditional taxi into the EV around Beijing main cities in the area. How does Mr. Hu plan to capitalize on this movement? (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Well, since you are Chinese, I can tell you my feelings, last year because of these matters regarding to the subsidy delay. We were very severely hurt by the situation, so I believe that giving us a couple years, we’ll be back to the leading position, so it doesn’t matter what sectors, I’m sure we are going to get some market share.

Li Gao:

(Chinese spoken) Thank you.

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Kewa Luo:

Thank you.

Operator:

The next question comes from Arthur Porcari of Corporate Strategies. Please go ahead.

Arthur Porcari:

Hello all. Excuse my voice - I have a bad case of laryngitis. I hope I’m understandable. I’ll keep it very short. It was good to see the almost 4.5 fold increase of revenues first quarter to second, since obviously selling parts is a pre-harbinger of selling cars. I wish the Company would have highlighted that more in the press release - just something to think about in the future.

But my real tangible question has to do—we now have about 400,000 car capacity in place through the four facilities. Is it realistic to assume a 20% utilization, which would be about 80,000, unit pace by year-end 2018? In other words, by the fourth quarter, 20,000 cars of 2018, give a little more time on that, and a 50% utilization, which would be 200,000 car unit pace by year-end 2020, which means by fourth quarter 2020, about 50,000 cars? Is the Company now confident that all significant problems are behind and the clear path for growth is now ahead? Thank you.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

We are working diligently on the strategic business plan for the next few years and really trying hard to get back to the leading position. The EV industry in China is full of potential. We really hope to grab this opportunity and increase our market share so that the Company can have long-term sustainable growth in the near future and reward our loyal shareholders by delivering the real impressive (inaudible) results, and by 2020 the goal of 200,000 vehicles, I only can say we will be trying to achieve that.

Arthur Porcari:

Thank you very much. Just one last question. Is Mr. Hu going to be buying some more stock, as he did in the two prior quarters of this year?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

Mr. Hu is saying that we will see. We should have some plans according to that. Thank you.

Arthur Porcari:

Thank you very much. Bye.

Operator:

The next question is from Michael Pfeffer of Oppenheimer. Please go ahead.

Michael Pfeffer:

Hi, thanks for taking my call. Last year, two major multi-year sales agreements were signed and announced with the Kandi JV, together valued at over US$1.5 billion, with Pang Da for 60,000 EVs over four years and Shanxi Coal Investments for 50,000 EVs over five years. Can you give us an update as to the status of each of these deals and any new MPT programs? Thank you.

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

These two companies are very important partners because we didn’t have normal production in the first half of 2017, therefore there is no substantial progress. I believe there will be some substantial progress in the second half of this year. Regarding to MPT program, this model and the city expansion should have a greater breakthrough in the second half of 2017.

Hello?

Operator:

The next question is from Mark Miller, a private investor.

Mark Miller:

Hi, thanks for taking my question. Just FYI, can you guys, if you’re going to quote big facts, put them in U.S. dollars? I kind of buy your stock in US dollars, so. When he said $4 billion valuation to the Kandi Company, is that approximately just under US$600 million?

Kewa Luo:

Are you talking about the press release we sent earlier just today?

Mark Miller:

Yes, yes.

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Kewa Luo:

That will be about—so just basically divided by seven, or 6.9.

Mark Miller:

What does that come out to? I don’t have my handy-dandy calculator in front of me.

Kewa Luo:

Oh, okay. About US$570 million.

Mark Miller:

So, just under $600 million approximate value?

Kewa Luo:

Yes.

Mark Miller:

Okay. All right, I just have one question here. In quarter one, Kandi announced that the Kandi-Geely JV had received a supply chain finance agreement for up to $106 million from the City of Rugao government entity. Since Kandi is a major parts supplier to the JV, it has now been having to carry over $130 million in JV parts receivables for extended periods of time, obviously restricting its liquidity. With this agreement, would it appear this agreement would be a big win, specifically for Kandi who will receive cash instead of paper for its sales in the future? Can you guys expand on this? Thank you.

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

This Rugao government initiated supply chain finance is an indicator of the local government support, and the program is very meaningful to the local enterprises still. So far, this kind of facility is only available in Rugao. We haven’t had any similar agreements made in other cities at this moment.

Mark Miller:

You’re receiving cash?

Kewa Luo:

(Chinese spoken)

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Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Yes, we do receive cash for this.

Mark Miller:

All right, thank you. That’s all I have.

Kewa Luo:

Thank you.

Operator:

The next question is from Walter Hill of Carty & Company. Please go ahead.

Walter Hill:

Since December, Mr. Hu has bought approximately 400,000 shares for almost US$2 million, and Director Yu, he’s bought, like, 27,000 shares all on the open market at prices basically as high as $5.15 a share. While we much appreciate the show of confidence to shareholders by Management as to the future of the Company, it has no material effect in increasing shareholder value. As subsidy payments are being made and supply chain financing is in effect, Kandi’s own need to preserve liquidity has been significantly relieved. With the stock trading well below book value, it would appear that now is a perfect time to start rewarding loyal shareholders by the Company itself buying back shares in the open market. If the Company would attempt to buy back up to 10% at an average price of $5 to $6 a share, it would only cost less than 25% of just what the JV alone owes Kandi or the cost of just a few thousand EVs. Would Mr. Hu please comment as to consideration of the Company initiating a buyback?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

In the past, like what you said, I have been buying back shares as an individual, so that’s my personal behavior. This is also strongly indicating my confidence in the Company’s future, but if the Company decides to buy back shares, the purchase back agreement will be based on the capital needs of our business operations, so we will report to the market if the Company decides to proceed with this purchase plan.

Operator:

Our next question is from Frank Blatterman, a private investor. Please go ahead.

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Frank Blatterman:

Yes, thank you very much, and a good evening to you. I have actually two questions. First question, has trial production started at this time on the factory under construction on Hainan Island, and if not, what factors contributed to the delay?

Kewa Luo:

Hello, hi Frank. Can you say one more time? You were kind of far away.

Frank Blatterman:

Yes, this phone is not too good. Has trial production started at this time on the factory under construction on Hainan Island, and if not, what factors contributed to the delay?

Kewa Luo:

Okay. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Right now, the construction improvement of Hainan facility is underway. The Company started to assemble the prototype model in the end of July and plans to send it to National Testing Center for inspection in the coming months. Once the prototype passes the inspection, the Company will launch the trial production thereafter.

Frank Blatterman:

Okay, thank you. My second question, I expect the recently introduced K17AS to have a huge demand, especially with such a great price point after subsidies. The question is, will the joint venture have to fund the subsidies until payment from the government agencies is received? If so, are monies available to do so?

Kewa Luo:

I’m sorry, can you say one more time about the question regarding the K17AS?

Frank Blatterman:

Yes, will the joint venture have to fund the subsidies until payment from the government agency is received, and if so, are monies available to do so?

Kewa Luo:

To produce K17AS?

Frank Blatterman:

Yes, in other words, do we have the monies—are we going to have to subsidize the subsidies until we get payment?

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Kewa Luo:

Yes, yes, I got it. (Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

The K17AS actually already started its production this month. Hello?

Frank Blatterman:

I understand that, but the question is do we have to fund the subsidies until the actual subsidy money is received, and are monies available to sell the product at the price point announced, or are we going to have to limit production because of not enough monies available to subsidize the subsidies until they are received?

Kewa Luo:

(Chinese spoken)

Hu Xiaoming:

(Chinese spoken)

Kewa Luo:

Mr. Hu’s answer is this car is eligible for all the subsidies, including tax credits, so when the subsidy is available, we of course have to take the opportunity; but eventually, this car sales will not be just going to rely on the subsidy payment.

Frank Blatterman:

Okay, thank you.

Kewa Luo:

Thank you.

Operator:

There are no additional questions at this time. I would like to turn the call back to Mr. Hu for closing remarks.

Hu Xiaoming:

(Chinese spoken)

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Kewa Luo:

Thank you for all the questions that you have asked. I know that the first half has been very tough, but like I emphasized, we are trying really hard and working hard to get back to the leading position. Ladies and gentlemen, thank you for attending our 2017 Second quarter earnings call.

In closing, allow me to represent the Board of Directors and the Management Team of Kandi Technologies Group in reaffirming our commitment that we will continue to work diligently to maximize shareholder value by focusing on strategically growing our EV business and actively seek strategic investing partners to increase our competitive advantages while delivering strong operational results.

Thank you very much for your support. We look forward to talking with you again next quarter. If you have any additional questions, please don’t hesitate to contact our Investor Relations department. Goodbye.

Operator:

This concludes today’s conference. You may disconnect your lines at this time. Thank you for your participation.

ViaVid has made considerable efforts to provide an accurate transcription, there may be material errors, omissions, or inaccuracies in the reporting of the substance of the conference call. This transcript is being made available for information purposes only. 1-888-562-0262 1-604-929-1352 www.viavid.com